                                                                      EXHIBIT 11

                [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]





                                                               December 29, 1995



AIM Equity Funds, Inc.
11 Greenway Plaza
Suite 1919
Houston, TX   77046

                 Re:  Shares of AIM Equity Funds, Inc.

Gentlemen:

                 We have acted as counsel to AIM Equity Funds, Inc., a Maryland corporation (the "Company"), in connection with the proposed Agreement and Plan of Reorganization (the "Agreement") between the Company and Baird Capital Development Fund, Inc., a Wisconsin corporation ("Baird Capital Development"), and the consummation of the transactions contemplated therein. The Agreement contemplates the acquisition of substantially all of the assets of Baird Capital Development by the Company in exchange for Class A shares of Common Stock of AIM Capital Development Fund, a portfolio of the Company, which shares will be issued directly by the Company to the shareholders of Baird Capital Development (the "Transaction"). Each shareholder of Baird Capital Development will receive that number of shares of AIM Capital Development Fund (the "Shares") representing interests with an aggregate net asset value equal to the aggregate net asset value of his or her shares of Baird Capital Development.

                 The opinion expressed below is based on the assumption that a Registration Statement on Form N-14 with respect to the Shares will have been filed by the Company with the Securities and Exchange Commission and will have become effective before the Transaction occurs.

                 Based on the foregoing, we are of the opinion that the Shares, when issued by the Company directly to the shareholders of Baird Capital Development in accordance with the terms and

AIM Equity Funds, Inc.
December 29, 1995
Page 2


conditions of the Agreement, will be legally issued, fully paid and nonassessable.

                 We consent to the filing of this opinion as Exhibit 11 to the Company's Registration Statement on Form N-14 and to the references to this firm in such Registration Statement.

                                               Very truly yours,


                                               BALLARD SPAHR ANDREWS & INGERSOLL